UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2011

BAKBONE SOFTWARE INCORPORATED

(Exact name of registrant as specified in its charter)

Canada	000-12230	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9540 Towne Center Drive, Suite 100

San Diego, California 92121

(Address of Principal Executive Offices) (Zip Code)

(858) 450-9009

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On January 11, 2011, BakBone Software Incorporated (the “Company”) held a Special Meeting of securityholders (the “Special Meeting”) at the offices of Burnet, Duckworth & Palmer LLP, located at Suite 1400, 350 — 7th Avenue SW, Calgary, Alberta, Canada. At the Special Meeting, the Company’s securityholders were asked to consider a proposal to approve the acquisition by Quest Software, Inc., (“Quest”) of all the outstanding securities of the Company, pursuant to an Arrangement Agreement, dated as of November 8, 2010, among Quest, Bolts Acquisition Corporation, a Canadian corporation and a wholly-owned subsidiary of Quest and the Company, which contemplates the acquisition by Quest, through Acquisition Sub, of all of the outstanding equity securities of the Company pursuant to a “plan of arrangement” (the “Arrangement”) under Canadian law (the “Proposal”). Only securityholders of record at the close of business on November 30, 2010 were entitled to vote at the Special Meeting.

The Arrangement required the approval of the Proposal by (i) 66 2/3% of the votes cast by the Company’s securityholders, including common shareholders, Series A Preferred shareholders and holders of stock options and warrants, voting as a single class, and (ii) a simple majority of the votes cast by the common shareholders (excluding the common shares held by the former shareholders of ColdSpark, Inc. and affiliates of VantagePoint Venture Partners).

The voting results for the Proposal are as follows:

Votes cast by all securityholders, voting together as a single class:

Number of votes cast in favor	Percentage of votes cast in favor	Number of shares voted against	Number of shares abstaining	Broker nonvotes
69,382,441	87.97%	9,491,978	None	None

Votes cast by common shareholders (excluding the shares held by the former shareholders of ColdSpark, Inc. and affiliates of VantagePoint Venture Partners):

Number of votes cast in favor	Percentage of votes cast in favor	Number of shares voted against	Number of shares abstaining	Broker nonvotes
36,248,312	80.81%	8,616,978	None	None

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

EXHIBIT NO.	DESCRIPTION

99.1	Press Release dated January 12, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAKBONE SOFTWARE INCORPORATED

January 12, 2011	By:	/S/ STEVE MARTIN
Steve Martin
Sr. Vice President, Chief Financial Officer and Interim Chief Executive Officer

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

99.1	Press Release dated January 12, 2011